EXHIBIT 10.63

Tri-S Security Corporation

December 14, 2004

Mr. Harold Bright
Paragon Systems, Inc.
7501 South Memorial Parkway
Suite 106
Huntsville, Alabama

Mr. John Wilson
Paragon Systems, Inc.
7501 South Memorial Parkway
Suite 106
Huntsville, Alabama

Gentlemen:

        This letter ("Letter Agreement"), when countersigned by each of you, will set forth the agreement among Tri-S Security Corporation (the "Company"), Paragon Systems, Inc. ("Paragon") and each of you regarding the subject matter set forth herein. Reference is made to that certain (i) Consent Agreement to Extend Promissory Notes among Paragon, the Company and each of you (the "Extension Agreement"); (ii) Employment Agreement dated February 24, 2004 between Paragon and Harold Bright (the "Bright Employment Agreement"); (iii) Employment Agreement dated February 24, 2004 between Paragon and John Wilson (the "Wilson Employment Agreement"); (iv) Promissory Note dated February 24, 2004 issued by the Company to Mr. Bright in principal amount of $526,900.00 (the "Bright Note"); (v) Promissory Note dated February 24, 2004 issued by the Company to Mr. Wilson in principal amount of $526,900.00 (the "Wilson Note"); and (vii) Promissory Note originally dated March 11, 2004, and amended and restated on September 29, 2004, issued by Paragon to Charles Keathley, both individually and as agent for Robert Luther and Messrs. Bright and Wilson (the "Joint Note"). The Company hereby agrees and acknowledges that (i) Messrs. Bright and Wilson did not enter into the Agreement Regarding Notes and Preferred Shares dated September 29, 2004, and did not agree to amend or restate the Promissory Note dated March 11, 2004 issued by Paragon, (ii) Messrs. Bright and Wilson dispute the authority of Mr. Keathley to act as agent for Messrs. Bright and Wilson in connection with the amendment and restatement of the Joint Note, and (iii) this Letter Agreement and the payments to be made pursuant hereto shall in no way adversely affect the aforementioned positions of Messrs. Bright or Wilson.

        Messrs. Bright and Wilson and Paragon and the Company hereby amend subsection (i) of Section 1 of the Extension Agreement to delete such subsection in its entirety and replace it with the following: "(i) February 15, 2005, or".

        Messrs. Bright and Wilson and Paragon and the Company hereby acknowledge and agree that the Extension Agreement, as amended hereby, among other things, extends the maturity dates of each of the Bright Note, the Wilson Note and the Joint Note until February 15, 2005.

        Mr. Bright and Paragon hereby amend the Bright Employment Agreement to delete Section 7(a) thereof (including handwritten changes thereto) in its entirety.

        Mr. Wilson and Paragon hereby amend the Wilson Employment Agreement to delete Section 7(a) thereof (including handwritten changes thereto) in its entirety.

        In consideration of the foregoing, the Company shall pay no later than December 16, 2004 the following:

        (i)    $35,007.09 to Mr. Bright, which amount constitutes all interest due through December 31, 2004 to Mr. Bright under the Bright Note and the Joint Note and which amount upon payment thereof will be applied to the payment obligations of the Company and Paragon under the Bright Note and the Joint Note, respectively;

        (ii)   $35,007.09 to Mr. Wilson, which amount constitutes all interest due through December 31, 2004 to Mr. Wilson under the Wilson Note and the Joint Note and which amount upon payment thereof will be applied to the payment obligations of the Company and Paragon under the Wilson Note and the Joint Note, respectively;

        (iii)  $10,000.00 to Mr. Bright and $10,000.00 to Mr. Wilson for legal fees incurred by them in connection with the negotiation, preparation and execution of the Extension Agreement and this Letter Agreement;

        (iv)  $10,000.00 to Mr. Bright and $10,000.00 to Mr. Wilson as consideration for Paragon's discontinuing the payment of certain premiums for life insurance for Messrs. Bright and Wilson; and

        (v)   $4,000.00 to Mr. Bright and $4,000.00 to Mr. Wilson as reimbursement for certain tax liabilities incurred by Messrs. Bright and Wilson in connection with the Company's acquisition of Paragon in February 2004.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing accurately reflects our agreement, we would appreciate you executing and dating this Letter Agreement in the space below and returning a copy to us by facsimile to (770) 753-9738.

Very truly yours,
TRI-S SECURITY CORPORATION
	By:	/s/ RONALD G. FARRELL Printed Name: Ronald G. Farrell Title: President and Chief Executive Officer
PARAGON SYSTEMS, INC.
	By:	/s/ RONALD G. FARRELL Printed Name: Ronald G. Farrell Title: Chief Executive Officer
Agreed and Accepted:
/s/ HAROLD BRIGHT HAROLD BRIGHT
/s/ JOHN WILSON JOHN WILSON